UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C and 14F

Information Statement Pursuant to Section 14c and Section 14f of the
Securities Exchange Act of 1934
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

WHISTLEPIG ENTERPRISES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transactions applies.

	(2)	Aggregate number of securities to which transaction applies.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WHISTLEPIG ENTERPRISES, INC.
7060-B South Tucson Way
Centennial, Colorado 80112
(303)350-1255
Information statement pursuant to Section 14c and Section 14f of the Securities Exchange Act of 1934
and Rule 14c-1 et seq and Rule 14f-1 et seq.

WE ARE PROVIDING THIS INFORMATION STATEMENT SOLELY FOR INFORMATIONAL PURPOSES AND NOT IN CONNECTION WITH ANY STOCKHOLDER VOTE OF WHISTLEPIG ENTERPRISES, INC.

OCTOBER__, 2009

As used in this Information Statement, “we”, “us”, “our”, “Company” and “WhistlePig” refer to WHISTLEPIG ENTERPRISES, INC. and CST Oil & Gas Corporation, a Colorado corporation,

This Information Statement is being furnished to the record holders of our common stock of October 13, 2009 (“Record Date”), according to the Sections 14(c) and 14(f) and Rule 14c-1 et seq.  and Rule 14f-1 et seq requirements of the Securities Act of 1934, as amended.  This also notifies our stockholders that on or about October 13, 2009, we received written consents in lieu of a meeting of stockholders from holders of a majority of our common stock (84.6%) (”Majority Stockholders”) for the following:

•	Approving a change in the majority of our Directors (“Change of Control”);

•	Approving the Amendment to our Articles of Incorporation to change our name to CST Holding Corp. (“Name Change”);

Our Board of Directors knows of no other matters other than those described in this Information Statement that have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

This Information Statement is first being mailed or furnished to the Company’s stockholders on or about _____________, 2009.  The change in a majority of our Directors will not become effective until at least 10 days thereafter, and the Name Change will not become effective until at least 20 days thereafter.  We will pay all expenses in connection with our distributing this Information Statement.

OUTSTANDING VOTING SECURITIES

As of the Record Date, 9,696,000 shares of our common stock were issued and outstanding.  No shares of preferred stock have been issued or are outstanding.  Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders.

On October 13, 2009, our Board approved the Change of Control and the Name change and recommended that the Articles of Incorporation be amended in order to change our name to CST Holding Corp. Stockholders holding an aggregate of 8,200,000 shares or 84.6% approved these actions.

The Change of Control will be effective 10 days after this Information Statement has been filed and mailed.  The proposed Amendment to the Articles of Incorporation for the Name Change will be filed with the Colorado Secretary of State on or before ______________, 2009.  If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

Our Board has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 13, 2009, for: (i) each person who we know beneficially owns more than 5% of our Common Stock; (ii) each of our Directors; (iii) each of our Officers and (iv) all of our Directors and Executive Officers as a group.  As of October 13, 2009, (the “Record Date”), there were 9,696,000 shares of the Company’s common stock issued and outstanding.    Each stockholder’s percentage ownership is based on 9,696,000 shares of our common stock outstanding as of October 13, 2009.

	Amount and Nature of Beneficial
	Ownership
		Notes Convertible
		and Options and
		Warrants
		Exercisable Within
Name of Beneficial Owner	Shares	60 Days	Percent of Class

Directors and Executive Officers

Christine Tedesco(1)	8,200,000	0	84.6%

Michael Thomsen	0	0	0

Steven A. Tedesco(1)	8,200,000	0	84.6%

All executive officers and directors as a group (2 persons)	8,200,000	0	84.6%

(1)
Includes 4,050,000 shares owned of record by Christine Tedesco and 4,050,000 shares owned of record by Steven A. Tedesco. In addition, Steven A. Tedesco owns 100,000 shares of record. Christine and Steven Tedesco are husband and wife. A total of 8,000,000 shares were acquired in the Share Exchange transaction. A total of 100,000 shares have been privately purchased from existing shareholders.

Directors and Executive Officers

The following tables set forth information regarding the Company’s current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position

Christine Tedesco	57	President, Chief Executive and Financial Officer, Treasurer and Director
Michael Thomsen	56	Executive Vice President, Secretary, and Director

The biographies of each of our executive officers and directors are as follows:

Christine Tedesco is the co-founder and Chief Operating Officer of CST and has held this position since its founding in 1985. Since 1994, she has also been a Vice President and Director of Atoka Coal Bed Methane Laboratories, a provider of surface geochemical technologies for natural gas exploration companies. In 2000, she co-founded Running Foxes Petroleum, a petroleum and natural gas exploration and production company. She continues with these companies in these capacities to the present.  Ms. Tedesco obtained a BA Degree in Marketing from Kent State University in 1974.

Michael Thomsen has over 30 years experience in the natural resources industry and has worked in over 40 countries in exploration and project acquisitions.  He is the former Chairman of Oil Quest Resources plc, a British oil and gas exploration company which merged into the North Sea oil explorer, Encore Oil plc in 2006.  His work with US energy producer Freeport-McMoRan Inc. from 1977 to 1987 included exploration in the Gulf of Mexico, the Permian Basin of west Texas, the Sinai-Sea region of Egypt, the Sergipe Basin offshore Brazil and the Neuquen Basin of western Argentina.  His US experience with Freeport was primarily directed at the Permian Basin of west Texas and his international work involved basin evaluation in Egypt, Brazil and Argentina.  From 1988 to 2002 he was a director of exploration for Gold Fields and Newmont, two major international natural resources groups.  He is currently Chairman of Nighthawk Energy plc, a London listed company with oil and gas assets in the US.  Mr. Thomsen obtained a Bachelors Degree from the University of Wisconsin majoring in Geology graduating with honors.

The Board of Directors currently does not have any committees. Following the completion of the Share Exchange, we intend to establish audit and compensation committees and such other committees as determined advisable by our Board.

Term of Office

The Company’s directors are appointed for one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Colorado Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until they resign, are removed, or elect not to stand for re-election.

Legal Proceedings Involving Directors, Executive Officers and Certain Beneficial Owners.

The Company is not aware of any legal proceedings to which any current or prospective director, officer, affiliate of the Company, or owner of more than five percent of the Company’s Common Stock (beneficially or of record) is a party adverse in interest to the Company.

Family Relationships

Our control shareholders, Steven A. Tedesco and Christine Tedesco, are husband and wife.

Certain Relationships and Related Transactions

The Company currently occupies approximately  450 square feet of office space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge.

 In 2008 and the six months ended June 30, 2009 CST paid a company related by common control approximately $4,500 and $14,500 for general and administrative expenses. At December 31, 2008 and June 30, 2009 we owed $40,000 to an officer for due on demand, non-interest bearing working capital advances.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s securities (the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of such reports received by the Company, the Company believes that, during the last fiscal year, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

Directors Independence

Currently, none of the Company’s directors are classified as independent directors under this definition.

Committees of the Company’s Board of Directors.

We currently do not have standing audit, nominating or compensation committees of its Board of Directors. Currently our entire Board performs these functions. The Company does not have charters for any of the above committees.

Meetings of Directors

There were no meetings of the Board of Directors during the last full fiscal year and all actions taken by the Board of Directors were taken by consent resolution. The Company did not hold an annual meeting of the Company’s security holders during the prior fiscal year and does not have a policy requiring attendance by members of the Board of Directors.

Compensation of Executive Officers and Directors

As of June 30, 2009, the Company has paid no compensation to any executive or director.

Outstanding Equity Awards at Fiscal Year-End

We did not grant any equity awards since its inception.

Employment Contracts

We have no employment contracts, termination of employment or change-in-control arrangements with any of our executive officers or directors.

Director Compensation

We currently have no formal plan for compensating our directors for their services in their capacity as directors.

Trading Activities

The Company’s common stock is not quoted on trading system.

DESCRIPTION OF STOCKHOLDER MATTERS

The two proposals described in this Information Statement are

•	A Change of Control of the majority of our Directors;
•	Name Change of our company to CST Holding Corp.

On October 13, 2009, our Board voted to recommend these proposals and on October 13, 2009, the Majority Stockholders holding approximately 86.4% of the outstanding shares approved and adopted these resolutions.  This eliminates the need for a special Stockholder meeting to approve these proposals.  This also reduces the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish our purposes.

No further action will be needed with respect to the Change of Control, which will be effective 10 days following the filing and mailing of this Information Statement.  The Amendments to our Articles of Incorporation for the Name Change, the Share Increase, and the Combinations will be filed on or about November__, 2009 with the Secretary of State of the State of Colorado, which is not less than 20 days from the date of this mailing.

CHANGE OF CONTROL OF A MAJORITY OF OUR DIRECTORS

On September 30, 2009, WhistlePig and CST Oil & Gas Corporation, a Colorado corporation, (“CST”) entered into a Share Exchange agreement (the “Share Exchange Agreement”) whereby the shareholders of  CST exchanged all of their common stock for common shares of WHISTLEPIG(the “Share Exchange”).  In connection with the Share Exchange, the stockholders of CST exchanged all of their CST stock for a total of 8,000,000 shares of common stock of WHISTLEPIG.  Immediately prior to the Share Exchange, certain existing shareholders of WHISTLEPIG tendered a total of 8,000,000 shares of WHISTLEPIG’s common stock to the company for cancellation, leaving 1,696,000 issued and outstanding WHISTLEPIG common shares.  As a result, following the Share Exchange WHISTLEPIG had 9,696,000 shares of its common stock issued and outstanding, of which approximately  84.6% were held by the former shareholders of CST. Following the closing of the Share Exchange, WHISTLEPIG’s name will be changed to CST Holding Corp, or some derivation thereof.  Upon completion of the Share Exchange, we adopted CST’s business plan.

Effective with the closing of the stock exchange transaction, our then Board of Directors consisting of Jeanie Clifford, appointed Christine Tedesco as our Chief Executive Officer, Chief Financial Officer, Director,  and Chair.

Ten days after the mailing of this Information Statement, our two Directors will nominate and appoint Mr. Michael Thomsen to our Board.  Following that action, Mrs. Clifford will resign as a Board member.  Our Bylaws provide that at all times there will not be less than one Director.  Additionally, vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, or by the sole director. As such, Madames Clifford and Tedesco have full authority to appoint Mr. Thomsen to our Board without shareholder approval.

Thereafter, Mrs. Clifford, who has delivered her letter of resignation as an officer and Director of the Company, will resign.  Mrs. Tedesco will remain on the Board and continue as its Chair.  Mrs. Clifford stated that her resignation was not because of any disagreement with the Board, but because of the change in control of the Company.  This change of control will be effectuated as a result of the September 30, 2009 transaction.

NAME CHANGE

Our Board of Directors and the Majority Stockholders have also determined that it is in our best interest to amend our name.  Our business strategy is to carry on active operations in the oil and gas business. Currently, our focus is to provide well servicing and roustabout services to the petroleum industry in Kansas. CST Oil & Gas Corporation is the active component of our company.  Therefore, we believe that, the name “CST Holding Corp.” better describes our business model.  We have reserved the name in Colorado.

ADDITIONAL INFORMATION

Stock Certificates

It is not mandatory to surrender of our stock certificates.  Our transfer agent will adjust the record books of the company to reflect the Name Change effective as of close of business on or about __________, 2009.  New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters’ Rights of Appraisal

Under Colorado Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment.

Other

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and according with the act, will file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission.  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549.  Copies can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

We will provide without charge, to each person to whom we deliver an Information Statement, and upon written or oral request, promptly mail a copy of any and all of the information that has been incorporated by reference in this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates).  Such requests should be directed to the address and phone number indicated below.  This includes information contained in documents filed subsequent to the date on which definitive copies of the Information Statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT us at: 7060-B South Tucson Way, Centennial, Colorado 80112. (303)350-1255

By order of the Board of Directors of
WHISTLEPIG ENTERPRISES, INC.

__________, 2009

By:	/s/ Christine Tedesco
Christine Tedesco, President